UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
JOINT CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 13, 2006
LA QUINTA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
LA QUINTA PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3520818

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
First Amendment to Agreement and Plan of Merger
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On January 13, 2006, La Quinta Corporation (“LQ Corporation”), La Quinta Properties, Inc. (“LQ Properties” and, together with LQ Corporation, “La Quinta”), entered into a First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 9, 2005, with Lodge Holdings Inc., a Delaware corporation (“Parent”), Lodge Acquisition I Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company MergerCo”), and Lodge Acquisition II Inc., a Delaware corporation and a wholly-owned subsidiary of Company MergerCo (“Properties MergerCo”).
     The Amendment amends and restates in its entirety the form of Amended and Restated Certificate of Incorporation of LQ Properties to be in effect following completion of the merger of Properties MergerCo with and into LQ Properties attached to the Merger Agreement as Exhibit C. For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 8.01. Other Events.
     On January 13, 2006, La Quinta announced plans to redeem all outstanding shares of LQ Properties’ 9% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and the corresponding depositary shares (the “Depositary Shares”), each Depositary Share representing one-tenth of one share of Series A Preferred Stock, effective February 12, 2006 (the “Redemption Date”), pursuant to existing redemption provisions applicable to the Series A Preferred Stock and the Depositary Shares.
     In connection with the redemption of all outstanding shares of Series A Preferred Stock described below, LQ Properties will cause the depositary to redeem on the Redemption Date all of the outstanding Depositary Shares (CUSIP 50419Q201) at the redemption price of $25.00 per share plus $0.275 in accrued and unpaid dividends thereon to the Redemption Date, for an aggregate redemption price of $25.275 per Depositary Share (the “Depositary Shares Redemption Price”).
     LQ Properties will redeem on the Redemption Date all of the outstanding shares of its Series A Preferred Stock (stated value $250.00 per share), which are represented by the Depositary Shares, at the redemption price of $250.00 per share plus $2.750 in accrued and unpaid dividends thereon to the Redemption Date, for an aggregate redemption price of $252.750 per share of Series A Preferred Stock (the “Series A Redemption Price”). American Stock Transfer & Trust Company, as depositary, is the sole record holder of Series A Preferred Stock and will receive the aggregate Series A Redemption Price for disbursement to the holders of Depositary Shares.
     From and after the Redemption Date, dividends on the Series A Preferred Stock and on the corresponding Depositary Shares will cease to accumulate. No further dividends will be paid or will accrue on such Series A Preferred Stock or on the corresponding Depositary Shares after the Redemption Date.
     The Merger Agreement contemplates, among other things, that an affiliate of The Blackstone Group will merge with and into LQ Properties (the “Merger”). In the event the Merger is completed prior to the Redemption Date, the aggregate Depositary Shares Redemption Price (which represents the aggregate Series A Redemption Price) for all Depositary Shares (and the corresponding Series A Preferred Stock) will be irrevocably deposited with the depositary immediately prior to the effective time of the Merger, the aggregate Depositary Shares Redemption Price (and the corresponding Series A Redemption Price) will be made available to holders of Depositary Shares (and the corresponding Series

A Preferred Stock) and the depositary will be authorized to make payments of the Depositary Shares Redemption Price (and the corresponding Series A Redemption Price) to holders thereof. Accordingly, holders of Depositary Shares (and the holder of the corresponding Series A Preferred Stock) may present their Depositary Shares (and, in the case of the depositary, the Series A Preferred Stock), together with a letter of transmittal, prior to the Redemption Date in the event the Merger is completed prior to the Redemption Date. If the effective time of the Merger occurs prior to the Redemption Date, LQ Properties expects the Depositary Shares to be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 shortly after the effective time of the Merger. In all other cases, payments of the Depositary Shares Redemption Price (and the corresponding Series A Redemption Price) will be made on or after the Redemption Date in the manner described above.
     A copy of the Press Release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	First Amendment, dated as of January 13, 2006, to Agreement and Plan of Merger, dated as of November 9, 2005, among LQ Corporation, LQ Properties, Parent, Company MergerCo and Properties MergerCo

99.1	Press Release, dated January 13, 2006, of La Quinta

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2006	LA QUINTA CORPORATION

	By:	/s/ Steven A. Schumm

	Name:	Steven A. Schumm
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 13, 2006	LA QUINTA PROPERTIES, INC.

	By:	/s/ Steven A. Schumm

	Name:	Steven A. Schumm
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

10.1	First Amendment, dated as of January 13, 2006, to Agreement and Plan of Merger, dated as of November 9, 2005, among LQ Corporation, LQ Properties, Parent, Company MergerCo and Properties MergerCo

99.1	Press Release, dated January 13, 2006, of La Quinta

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